EXHIBIT 23.3





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-4 of Hilb, Rogal and Hamilton Company of our report dated March 5, 1999, except as to Note 13, which is as of May 3, 1999, relating to the consolidated financial statements of American Phoenix Corporation, which appears in Hilb, Rogal and Hamilton Company's Current Report on Form 8-K dated May 3, 1999.




/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
January 23, 2001